EXHIBIT 4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Ordinary Shares, €0.10 par value per share, of Playa Hotels & Resorts N.V. beneficially owned by them on a combined basis, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

The undersigned shall not be deemed to admit that the undersigned was required to file a statement on Schedule 13D by reason of entering into this Joint Filing Agreement.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

[Signature Page Follows]

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 21st day of March, 2017.

Hyatt Hotels Corporation

By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

AIC Holding Co.

By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss, as Attorney-in-Fact

Hyatt International Corporation

By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President and Secretary

Hyatt International Holdings Co.

By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss, as Attorney-in-Fact

HI Holdings Playa B.V.

By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss, as Attorney-in-Fact

[Joint Filing Agreement]